UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2014

Mediacom Broadband LLC

Mediacom Broadband Corporation

(Exact name of registrants as specified in their charter)

Delaware Delaware	333-72440 333-82124-02	06-1615412 06-1630167
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(I.R.S. Employer Identification Nos.)

1 Mediacom Way

Mediacom Park, New York 10918

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 12, 2014, Mediacom Broadband LLC and Mediacom Broadband Corporation announced that they (i) launched an offering of $200 million aggregate principal amount of senior notes due 2021 in a private sale to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Offering”), and (ii) priced the Offering. The notes will bear interest at a rate of 5 1⁄2 percent per year. Copies of the press releases are being filed as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name
99.1	Press Release dated March 12, 2014, regarding the Offering.
99.2	Press Release dated March 12, 2014, regarding pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
	Name:	Mark E. Stephan
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014

Mediacom Broadband Corporation

By:	/s/ Mark E. Stephan
	Name:	Mark E. Stephan
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release dated March 12, 2014, regarding the Offering.
99.2	Press Release dated March 12, 2014, regarding pricing.